Exhibit 99.2






                                 UBETIGOLF, INC.

                          PROFORMA FINANCIAL STATEMENTS

                                OCTOBER 31, 2001

                                 UBETIGOLF, INC.
                 UNAUDITED PROFORMA CONSOLIDATED FINANCIAL DATA


The Unaudited Proforma Consolidated Balance Sheet of UBETIGOLF, Inc. (the "Company") as of October 31, 2001 (the "Proforma Balance Sheet") has been prepared to illustrate the estimated effect of the reverse Acquisition of New Energy Corporation. The Proforma Balance Sheet does not reflect any anticipated cost savings from the acquisitions, or any synergies that are anticipated to result from the acquisition, and there can be no assurance that any such cost savings or synergies will occur. The Proforma Balance Sheet does not purport to be indicative of the financial position of the Company that would have actually been obtained had such acquisition been completed as of the assumed date. The proforma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

                                 UBETIGOLF, INC.
                       PROFORMA CONSOLIDATED BALANCE SHEET
                                OCTOBER 31, 2001
                                   (UNAUDITED)

                                                                                           Proforma
                                              UBETIGOLF     New Energy      Combined      Adjustments    Consolidated
                                              ---------     ----------      --------      -----------    ------------
CURRENT ASSETS
  Cash and cash equivalents                   $ 40,632       $     --       $ 40,632   A   $(40,632)        $     --
  Inventory                                         --         10,000         10,000             --           10,000
                                              --------       --------       --------       --------         --------

    TOTAL ASSETS                              $ 40,632       $ 10,000       $ 50,632       $(40,632)        $ 10,000
                                              ========       ========       ========       ========         ========

  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses       $     --       $  2,500       $  2,500       $     --         $  2,500

STOCKHOLDERS' EQUITY
Common stock                                    39,675             --         39,675   B     10,002           19,677
                                                                                       A    (30,000)

Additional paid-in capital                      31,575         10,000         41,575   A    (10,632)          (9,677)
                                                                                       B    (40,620)
Accumulated deficit                            (30,618)        (2,500)       (33,118)  B     30,618           (2,500)
                                              --------       --------       --------       --------         --------
Total stockholders' equity                      40,632          7,500         48,132        (40,632)           7,500
                                              --------       --------       --------       --------         --------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                          $ 40,632       $ 10,000       $ 50,632       $(40,632)        $ 10,000
                                              ========       ========       ========       ========         ========

The accompanying notes are an integral part of these financial statements.

                                      - 2 -
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                                 UBETIGOLF, INC.
             NOTES TO UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET


NOTE 1 - For the purposes of this proforma balance sheet, October 31, 2001 unaudited information was used for UBET and audited information for New Energy.

NOTE 2 - The following is a description of the proforma adjustments as of October 31, 2001 for the proforma balance sheet:

          a) To record the transfer of certain intangible golf software assets and cash to the former president of UBET for the cancellation of 30,000,000 shares of the Company's common stock.

          b) To record the recapitalization of the Company as a result of the reverse acquisition with New Energy and the issuance of 10,002,000 shares of restricted common stock of UBET. These shares were issued as consideration for 100% of the outstanding capital stock of New Energy.